Exhibit 99.1
For Immediate Release
Contact: Alanna Vitucci
alanna.vitucci@zovio.com
858 668 2586 x11636

Zovio Inc Reports First Quarter 2021 Results

CHANDLER, AZ (May 12, 2021) - Zovio Inc (NASDAQ: ZVO), an education technology services company, today announced its results for the three months ended March 31, 2021.
"For the first quarter of 2021, our Zovio Growth segment generated further momentum delivering nearly 80% top-line growth year-over-year. At the same time, we continued to advance our relationship with the University of Arizona Global Campus, and recently added a new partner in our University Partners Group segment,” commented George Pernsteiner, Zovio Board Chair and Interim CEO. “As we move forward with our comprehensive search for Zovio’s next leader, we have retained a search firm to facilitate this process, which we believe will yield the right blend of vision, industry and operational expertise to advance Zovio's strategy and deliver shareholder value for years to come.”

On December 1, 2020, the Company consummated a Sale Transaction in which the Company transferred the academic and related operations and assets comprising the University of Arizona Global Campus (“Global Campus”). The Company now provides services to Global Campus, which include recruiting, financial aid, counseling, institutional support, information technology, and academic support services. The Company made changes in its presentation of its revenue line items and operating expenses and reclassified prior periods to conform to the current presentation.
Financial Results for the Three Months Ended March 31, 2021
Revenue and other revenue for the three months ended March 31, 2021 was $76.9 million, compared with revenue and other revenue of $97.9 million for the three months ended March 31, 2020.
Operating loss for the three months ended March 31, 2021 was $9.3 million, compared with operating loss of $10.5 million for the three months ended March 31, 2020.
Net loss for the three months ended March 31, 2021 was $9.5 million, compared with net income of $2.0 million for the three months ended March 31, 2020.
Diluted loss per share for the three months ended March 31, 2021 was $0.29, compared with diluted income per share of $0.06 for the three months ended March 31, 2020.
The Company recognized an income tax expense of approximately $0.1 million for the three months ended March 31, 2021, compared with an income tax benefit of $12.8 million for the three months ended March 31, 2020.
Non-GAAP Financial Results for the Three Months Ended March 31, 2021
Non-GAAP operating loss for the three months ended March 31, 2021 was $3.1 million, compared with non-GAAP operating loss of $2.7 million for the three months ended March 31, 2020. Non-GAAP operating loss for the three months ended March 31, 2021 excludes separation transaction costs of $0.8 million, acquisition costs of $0.8 million and severance costs of $4.6 million. Non-GAAP operating loss for the three months ended March 31, 2020 excludes restructuring and impairment expense of $2.8 million, separation transaction costs of $1.5 million and acquisition costs of $3.5 million.
Non-GAAP net loss for the three months ended March 31, 2021 was $3.3 million, compared with non-GAAP net loss of $3.2 million for the three months ended March 31, 2020. Non-GAAP net loss for the three months ended March 31, 2021 excludes separation transaction costs of $0.8 million, acquisition costs of $0.8 million, severance costs of $4.6 million, and income tax expense of approximately $10 thousand. Non-GAAP net loss for the three

Exhibit 99.1
months ended March 31, 2020 excludes restructuring and impairment expense of $2.8 million, separation transaction costs of $1.5 million, acquisition costs of $3.5 million, and income tax benefit of $13.0 million.
Non-GAAP diluted loss per share for the three months ended March 31, 2021 was $0.10, compared with non-GAAP diluted loss per share of $0.10 for the three months ended March 31, 2020.
Balance Sheet and Cash Flow
As of March 31, 2021, the Company had combined cash and cash equivalents of $35.1 million, compared with combined cash and cash equivalents of $35.5 million as of December 31, 2020.
The Company had $0.8 million of cash provided by operating activities during the three months ended March 31, 2021, compared with $6.2 million of cash used in operating activities during the three months ended March 31, 2020.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude restructuring and impairment expense, separation transaction costs, acquisition costs, severance costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income (loss) are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 4682767. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy and TutorMe, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.

Exhibit 99.1
Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2021 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including, without limitation: our ability to successfully transition to being an education technology services company.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

Exhibit 99.1

ZOVIO INC
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31 ,
	2021	2020

University Partners segment revenue	$69,679	$93,866
Zovio Growth segment revenue	7,180	4,006
Revenue and other revenue	$76,859	$97,872
Costs and expenses:
Technology and academic services	$19,144	$18,528
Counseling services and support	25,325	23,319
Marketing and communication	25,831	25,068
General and administrative	15,896	13,387
University-related expenses	—	25,302
Restructuring and impairment expense	—	2,763
Total costs and expenses	86,196	108,367
Operating loss	(9,337)	(10,495)
Other expense, net	(73)	(262)
Loss before income taxes	(9,410)	(10,757)
Income tax expense (benefit)	83	(12,777)
Net income (loss)	$(9,493)	$2,020

Income (loss) per share:
Basic	$(0.29)	$0.07
Diluted	$(0.29)	$0.06
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	32,769	30,340
Diluted	32,769	32,056

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$35,052	$35,462
Restricted cash	20,033	20,035
Investments	1,366	1,515
Accounts receivable, net	6,831	7,204
Prepaid expenses and other current assets	15,393	12,617
Total current assets	78,675	76,833
Property and equipment, net	29,565	30,575
Operating lease assets	18,581	20,114
Goodwill and intangibles, net	30,921	31,785
Other long-term assets	2,304	1,999
Total assets	$160,046	$161,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$69,038	$62,693
Deferred revenue and student deposits	8,077	8,090
Total current liabilities	77,115	70,783
Rent liability	23,267	24,125
Other long-term liabilities	8,758	7,181
Total liabilities	109,140	102,089
Total stockholders’ equity	50,906	59,217
Total liabilities and stockholders’ equity	$160,046	$161,306

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31 ,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(9,493)	$2,020
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	661	3,337
Depreciation and amortization	2,285	2,978
Deferred income taxes	—	32
Stock-based compensation	2,382	4,138
Noncash lease expense	2,077	3,911
Net loss (gain) on marketable securities	(68)	326
Loss (gain) on disposal or impairment of fixed assets	—	(12)
Changes in operating assets and liabilities:
Accounts receivable	(288)	(15,007)
Prepaid expenses and other current assets	(2,776)	(7,948)
Other long-term assets	(305)	(193)
Accounts payable and accrued liabilities	7,457	(3,168)
Deferred revenue and student deposits	(13)	7,245
Operating lease liabilities	(2,598)	(3,672)
Other liabilities	1,455	(193)
Net cash provided by (used in) operating activities	776	(6,206)
Cash flows from investing activities:
Capital expenditures	(184)	(1,213)
Purchases of investments	(30)	(36)
Capitalized costs for intangible assets	(143)	(95)
Sale of investments	247	—
Net cash used in investing activities	(110)	(1,344)
Cash flows from financing activities:
Borrowings from long-term liabilities	—	1,149
Tax withholdings on issuance of stock awards	(1,078)	(202)
Net cash provided by (used in) financing activities	(1,078)	947
Net decrease in cash, cash equivalents and restricted cash	(412)	(6,603)
Cash, cash equivalents and restricted cash at beginning of period	55,497	92,537
Cash, cash equivalents and restricted cash at end of period	$55,085	$85,934

Exhibit 99.1

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Operating Income (Loss) Reconciliation:
GAAP operating loss	$(9,337)	$(10,495)
Restructuring and impairment expense	—	2,763
Separation transaction costs	777	1,522
Acquisition costs, net	832	3,490
Severance costs	4,601	—
Non-GAAP operating loss	$(3,127)	$(2,720)

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(9,493)	$2,020
Restructuring and impairment expense	—	2,763
Separation transaction costs	777	1,522
Acquisition costs, net	832	3,490
Severance costs	4,601	—
Income tax impact, non-GAAP	(10)	(12,981)
Non-GAAP net loss	$(3,293)	$(3,186)

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$(0.29)	$0.06
Restructuring and impairment expense	—	0.09
Separation transaction costs	0.02	0.05
Acquisition costs, net	0.03	0.11
Severance costs	0.14	—
Income tax impact, non-GAAP	0.00	(0.41)
Non-GAAP diluted loss per share	$(0.10)	$(0.10)

Exhibit 99.1
ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(9,493)	$2,020
Interest expense (income), net	73	(53)
Income tax expense (benefit)	83	(12,777)
Depreciation and amortization	2,285	2,978
EBITDA	(7,052)	(7,832)
Restructuring and impairment expense	—	2,763
Separation transaction costs	777	1,522
Other acquisition costs	—	2,658
Severance costs	4,601	—
Adjusted EBITDA	$(1,674)	$(889)